UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      June 22, 2006
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                          AURORA OIL & GAS CORPORATION
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             (Exact name of registrant as specified in its charter)

              UTAH                     0-25170                 87-0306609
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)

 4110 Copper Ridge Drive, Suite 100, Traverse City, MI             49684
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     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:      (231) 941-0073
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02         Change in Chief Financial Officer

      Effective June 19, 2006, Lorraine M. King has resigned her position as Chief Financial Officer and Treasurer of the Company, and has accepted the position of Senior Controller with the Company. Ms. King became Chief Financial Officer of the Company on November 1, 2005, and Treasurer of the Company on April 14, 2006. From March 2003 through October 2005, Ms. King served as Chief Financial Officer of Aurora Energy, Ltd., the entity which merged into a subsidiary of the Company on October 31, 2005.

      Effective June 19, 2006, the Company has hired Ronald E. Huff to serve as Chief Financial Officer of the Company. Mr. Huff has served as a director of the Company since November 21, 2005. Mr. Huff has also served on the Company's Audit Committee as chairperson since December 5, 2005. Mr. Huff resigned from the Company's Audit Committee effective June 18, 2006. He will continue to serve on the Company's Board of Directors, but is no longer characterized as an independent director.

      Since 2004, Mr. Huff served as the Chief Financial Officer and Vice President of Finance for Visual Edge Technology, Inc., a California holding company engaged in acquiring imaging companies. From 1999 to 2004, Mr. Huff was a principal and founder of TriMillennium, LLC, a private equity investment company. Mr. Huff worked for Belden & Blake Corporation from 1986 to 1999 as its Chief Financial Officer, and was also its President from 1997 to 1999. Belden & Blake Corporation acquired properties, explored for and developed oil and gas reserves, and marketed natural gas, primarily in the Appalachian and Michigan basins. It went through a successful initial public offering in 1992, and was acquired by Texas Specific Group in 1997. From 1983 to 1986, Mr. Huff was the Chief Accounting Officer of Zilkha Petroleum; from 1980 to 1983, he was a Financial Analyst for Southern Natural Resources, a natural gas marketing company; and from 1977 to 1980, he was a corporate accountant with Transco Companies, Incorporated.

      Mr. Huff is not currently on the Board of Directors of any other United States SEC reporting company. Mr. Huff does not have any family relationships among the directors or executive officers of the Company. The Company has not been a party to any transaction in which Mr. Huff has had a direct or indirect material interest.

      The Company has entered into a two-year Employment Agreement with Mr. Huff, providing for an annualized salary of $200,000 per year. The Company has also agreed to award Mr. Huff a stock bonus in the amount of 500,000 shares of the Company's common stock on January 1, 2009, so long as Mr. Huff remains employed by the Company through June 18, 2008. If Mr. Huff's employment with the Company is terminated prior to this date without just cause or if the Company undergoes a change in control, Mr. Huff will nonetheless be awarded the full 500,000 shares. If Mr. Huff's employment is terminated prior to June 18, 2008 due to death or disability, he will receive a prorated stock award. Mr. Huff will forfeit the option to purchase 200,000 shares that he was previously awarded by the Company in return for his service as a director of the Company. Mr. Huff will not be eligible to participate in any annual bonus plan or other additional long-term incentive award during the term of the Employment Agreement.

                                   SIGNATURES

      According to the requirements of the Securities Exchange Act of 1939, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 22, 2006.

                                               AURORA OIL & GAS CORPORATION


Date:  June 22, 2006                          /s/ William W. Deneau
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                                              By: William W. Deneau
                                              Its: President